UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 8, 2006

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona	000-30138	86-0394353
(State or other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On September 8, 2006, we and our wholly-owned subsidiary, Audio Innovations, Inc. (“AII”), entered into a Fifth Amendment to Loan and Security Agreement with Wachovia Capital Finance Corporation (Western), as agent and lender. This amendment is the amendment anticipated in our August 3, 2006, press release and was effective as of August 31, 2006.
The amendment adjusted our current borrowing availability and borrowing rates. It also modified our financial covenants to provide more financial flexibility. In addition, the total commitment under the agreement has been reduced to $20 million to reflect our lower working capital needs. We paid a $25,000 amendment fee in connection with the amendment. The term of the agreement was not changed and it continues to have a term ending March 29, 2008.
Consistent with our past practices with respect to the filing of amendments to our revolving asset-based credit facility, we will file the amendment we entered into with Wachovia as an exhibit to our quarterly report on Form 10-Q for the quarter ending September 30, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 12, 2006

ROCKFORD CORPORATION
By:	/s/ W. Gary Suttle
W. Gary Suttle
Chief Executive Officer